HAND & HAND, a professional corporation

24351 Pasto Road, #B

Dana Point, California 92629

(949) 489 2400

jehu@jehu.com

December 16, 2005

Agent Assist, Inc.

6500 Columbia Falls Court

Las Vegas, Nevada 89149

         Re: Registration Statement on

         Form SB-2 (the "Registration Statement")

Gentlemen:

         You have requested  our opinion as to the  legality of the issuance by you (the "Corporation") of 2,501,000 shares of common stock ("Shares"), all as further described in the Registration  Statement  proposed to be filed with the U.S. Securities and Exchange Commission on or after December 16, 2005.

         As your counsel, we have reviewed and examined:

         1.       The Articles of Incorporation of the Corporation;

         2.       The Bylaws of the Corporation;

         3.       A copy of certain resolutions of the corporation; and

         4.       The Registration Statement, as proposed to be filed.

         In giving our opinion, we have assumed  without  investigation the authenticity of any document or  instrument  submitted  us as an original, the conformity to the original of any document or  instrument  submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered  pursuant to the Registration Statement are legally issued, fully paid and nonassessable under the corporate  laws of the state of Nevada and judicial  interpretations thereof.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         We consent to the reference to our firm name in the Prospectus filed as a part of the Registration  Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HAND & HAND

a professional corporation